 Exhibit 99.1

CHARLES & COLVARD REPORTS SECOND QUARTER
AND TRANSITION PERIOD 2018 FINANCIAL RESULTS

- Q2 2018 Online Channels Net Sales Growth of 49% -

- Significant Traction with Marketplaces and E-commerce Website -

- New Retail Agreements Provide Enhanced Customer Reach -

- Conference Call with Accompanying Slide Presentation Scheduled Today at 4:30 PM ET -

RESEARCH TRIANGLE PARK, N.C. – September 6, 2018 – Charles & Colvard, Ltd. (Nasdaq: CTHR), the original and leading worldwide source of created moissanite, reported financial results for the second quarter and six-month transition period ended June 30, 2018. For the second quarter 2018, the Company reported net sales of $6.4 million and a $0.03 net loss per share. For the six months ended June 30, 2018, the Company reported net sales of $13.2 million and a $0.06 net loss per share.

Suzanne Miglucci, President and CEO of Charles & Colvard, said, “As we continue our transformation to an e-commerce driven business, we are making steady progress in our key strategic initiative to grow sales in Online Channels. We generated a 49% increase in Online Channels net sales in the second quarter of 2018, fueled by 182% growth in marketplace sales. Our increased exposure through social networks, partnerships and the media is leading customers to online engagement, with customers purchasing our products across many channels, in particular, on Amazon and charlesandcolvard.com. We are also thrilled to enhance our online customer reach through two recent agreements, one with the world’s largest retailer, and a second with a national specialty off-price retailer offering designer and name-brand fashion merchandise.”

“We are growing retail sales through our partnership with brick-and-mortar retailers, despite an industry-wide challenging retail environment. Our proactive efforts to optimize our supply chain and control operating expenses, helped offset Traditional segment net sales which declined due to the impact of a single distributor who implemented a one-time change to their inventory management practices across vendors. As we prepare for the upcoming holiday season, we are encouraged by the exponentially growing interest in lab-created gemstones, especially amongst our core millennial customers,” Ms. Miglucci concluded.

Recent Corporate Highlights

•	Signed a new agreement with the world’s largest retailer moving from a third-party marketplace relationship to a first-party retail relationship that provides direct integration, increased Charles & Colvard brand presence and significantly expanded product listings;
•	Signed a new agreement with a national specialty off-price retailer who will carry high-quality and competitively-priced jewelry featuring Moissanite by Charles & Colvard®;
•	Extended the supply agreement for silicon carbide (SiC) with Cree, Inc. for five years, with an option for an additional two-year extension, ensuring exclusive access to Cree’s patented process for developing micropipe-free SiC material used in the exclusive production of Charles & Colvard’s premium moissanite product, Forever One™;

•	Entered into a new $5 million asset-based revolving credit facility with White Oak Commercial Finance, LLC providing lower fees, improved terms and flexibility in capital structure;
•	Launched a strategic partnership with Flont, the pioneer of jewelry-as-a-service, enabling access to high-end designer jewelry through memberships and jewelry rentals, providing consumers a new way to experience moissanite;
•	Formed partnerships that provide access to an expanded range of target customers with Leading Points Corporation, She Should Run, Fond and Cartera, that were strategically identified through extensive buyer research;
•	Introduced Moissanite by Charles & Colvard®, a new value line of created moissanite, that is high quality and competitively priced;
•	Introduced an expanded fashion jewelry selection, new Forever One™ gemstone cuts, including elongated ovals and cushion hearts & arrows, and personalized jewelry styles;
•	Featured a range of new product offerings at the jewelry industry’s leading trade show, JCK Las Vegas; and
•	Presented at the MicroCap Conference NYC and the Planet MicroCap Showcase.

Financial Summary for the Second Quarter 2018

•	Net sales were $6.4 million for the quarter, a decrease of 4% compared with $6.6 million in the year-ago second quarter.
•	Finished jewelry net sales were $2.9 million for the quarter, an increase of 54% compared with $1.9 million in the year-ago second quarter.
•	Loose jewel net sales were $3.5 million for the quarter, a decrease of 27% compared with $4.7 million in the year-ago second quarter.
•	In the Company’s Online Channels segment, which comprises the charlesandcolvard.com website, e-commerce outlets, including marketplaces, drop-ship customers and other pure-play, exclusively e-commerce customers, net sales increased 49% to $3.3 million, or 52% of total net sales for the quarter, compared with $2.2 million, or 34% of total net sales in the year-ago second quarter.
•	In the Company’s Traditional segment, which consists of distributors, retail customers, and historically, television customers, net sales decreased 31% to $3.1 million, or 48% of total net sales for the quarter, compared with $4.4 million, or 66% of total net sales in the year-ago second quarter.
•	Operating expenses were $3.2 million for the quarter, compared with $3.2 million in the year-ago second quarter.
•	A tax benefit of $0.3 million was recognized in the quarter, related to the recognition of an expected refund of our Alternative Minimum Tax deferred tax credit carryforwards resulting from changes in the December 2017 Tax Cuts and Jobs Act.
•	Net loss for the quarter was $0.7 million, or $0.03 per share, compared with a net loss of $0.4 million, or $0.02 per share, in the year-ago second quarter.

Financial Summary for the First Six Months of 2018 (Transition Period)

•	Net sales were $13.2 million for the six months ended June 30, 2018, an increase of 7% compared with $12.3 million in the year-ago period.
•	Finished jewelry net sales were $6.2 million for the six months ended June 30, 2018, a 70% increase compared with $3.6 million in the year-ago period.
•	Loose jewel net sales were $7.0 million for the six months ended June 30, 2018, a decrease of 19% compared with $8.7 million in the year-ago period.
•	In the Company’s Online Channels segment, net sales increased 45% to $6.4 million, or 48% of net sales for the six months ended June 30, 2018, compared with $4.4 million, or 36% of net sales in the year-ago period.
•	In the Company’s Traditional segment, net sales decreased 14% to $6.8 million, or 52% of net sales for the six months ended June 30, 2018, compared with $7.9 million, or 64% of net sales in the year-ago period.

•	Operating expenses were $6.5 million for the first six months of 2018, compared with $6.2 million for the year-ago period.
•	Net loss for the six months ended June 30, 2018 was $1.3 million, or $0.06 per share, compared with a net loss of $1.0 million, or $0.05 per share, in the year-ago period.

Financial Position

Cash and cash equivalents totaled $3.4 million at June 30, 2018, a decrease of $1.2 million from $4.6 million at December 31, 2017. The Company had no debt outstanding as of June 30, 2018. Total inventory was $31.8 million at June 30, 2018 compared with $31.0 million at December 31, 2017.

Other Corporate Information

In January 2018, Charles & Colvard’s Board of Directors approved a change in the Company’s fiscal year from a fiscal year beginning on January 1 and ending on December 31 of each year to a fiscal year beginning on July 1 of each year and ending on June 30 of the following calendar year. The Company will file a Transition Report on Form 10-KT with the Securities and Exchange Commission (the “SEC”) for the six-month transition period from January 1, 2018 to June 30, 2018.

To allow investors to view certain historical information based on the change in fiscal year:

•	The supplemental Summary Financial Information by Reportable Segment included herein at Appendix B presents, for each segment, the net sales, product line cost of goods sold, product line gross profit and operating loss, depreciation and amortization, and capital expenditures, together with a reconciliation of product line cost of goods sold to cost of goods sold as reported in the Company’s consolidated financial statements, for each quarter and cumulative six month periods ended June 30, 2018 and 2017. The Summary Financial Information by Reportable Segment for the three months ended June 30, 2018 has not been subject to review by the Company’s independent registered public accounting firm; and

•	The supplemental Summary Condensed Consolidated Statements of Operations and the Summary Financial Information by Reportable Segment included herein at Appendix C presents the statements of operations, and for each segment, the net sales, product line cost of goods sold, product line gross profit and operating (loss) income, depreciation and amortization, and capital expenditures, together with a reconciliation of product line cost of goods sold to cost of goods sold, for the trailing 12 months ended June 30, 2018 and June 30, 2017 to give effect to the recasted financial results of the Company as if the change to the fiscal year-end reporting cycle had occurred on July 1, 2016. The Summary Condensed Consolidated Statements of Operations and the Summary Financial Information by Reportable Segment for the trailing 12 months ended June 30, 2018 and June 30, 2017 have not been subject to review by the Company’s independent registered public accounting firm.

Investor Conference Call

Shareholders and other interested parties may participate in the upcoming investor conference call by dialing 844-875-6912 (U.S. toll-free) or 412-317-6708 (international) and asking to be connected to the “Charles & Colvard, Ltd. Conference Call” a few minutes before 4:30 p.m. ET on Thursday, September 6, 2018. Please note that there will be an accompanying slide presentation, which will be available in the Investor Relations section of the Charles & Colvard website at http://ir.charlesandcolvard.com/events.

A replay of this conference call will be available until September 13, 2018 at 877-344-7529 (U.S. toll-free) or 412-317-0088 (international). The replay conference ID is 10122932. The call will also be available live and for replay in the Investor Relations section of the Company’s website at http://ir.charlesandcolvard.com/events.

About Charles & Colvard, Ltd.

Charles & Colvard (Nasdaq: CTHR) believes luxury can be beautiful and conscientious. As an e-commerce-driven business, the Company uses innovative technology and sustainable practices to lead a revolution in the jewelry industry. As the original pioneer of lab-created moissanite, a rare gemstone formed from silicon carbide, Charles & Colvard delivers a brilliant product at a revolutionary value that meets the needs of today’s discerning customer. Jewelry consumers seek Charles & Colvard products because of their exceptional quality as well as their environmental and social responsibility. Charles & Colvard was founded in 1995 and is based in the Research Triangle Park, North Carolina. For more information, please visit www.charlesandcolvard.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements expressing expectations regarding our future and projections relating to our products, sales, revenues, and earnings are typical of such statements and are made under the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations, and contentions and are not historical facts and typically are identified by use of terms such as “may,” “will,” “should,” “could,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “continue,” and similar words, although some forward-looking statements are expressed differently.

All forward-looking statements are subject to the risks and uncertainties inherent in predicting the future. You should be aware that although the forward-looking statements included herein represent management’s current judgment and expectations, our actual results may differ materially from those projected, stated, or implied in these forward-looking statements as a result of many factors including, but not limited to, our dependence on consumer awareness, acceptance, and growth of sales of our products resulting from our strategic initiatives; the impact of the execution of our business plans on our liquidity; our ability to fulfill orders on a timely basis; intense competition in the worldwide jewelry industry; the financial condition of our major customers and their willingness and ability to market our products; dependence on a limited number of distributor and retail partners in our Traditional segment; dependence on our exclusive supply agreement with Cree, Inc., for the supply of our silicon carbide, or SiC, crystals; our ability to maintain compliance with The Nasdaq Stock Market’s continued listing requirements; general economic and market conditions, including the current economic environment; quality control challenges from time to time that can result in lost revenue and harm to our brands and reputation; the potential impact of seasonality on our business; the impact of natural disasters on our operations; the pricing of precious metals, which is beyond our control; our current customers’ potential perception of us as a competitor in the finished jewelry business; the impact of significant changes in e-commerce opportunities, technology, or models; the risk of a failure of our information technology infrastructure to protect confidential information and prevent security breaches; the potential adverse effect of December 2017 U.S. tax legislation; our ability to protect our intellectual property; the potential adverse impact of negative or inaccurate social media commentary; risks of conducting business in foreign countries; the failure to evaluate, implement, and integrate strategic opportunities; possible adverse effects of governmental regulation and oversight; and the impact of anti-takeover provisions included in our charter documents, in addition to the other risks and uncertainties described in our filings with the Securities and Exchange Commission, or the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and subsequent reports filed with the SEC. Forward-looking statements speak only as of the date they are made. We undertake no obligation to update or revise such statements to reflect new circumstances or unanticipated events as they occur except as required by the federal securities laws, and you are urged to review and consider disclosures that we make in the reports that we file with the SEC that discuss other factors relevant to our business.

Contacts:

Clint J. Pete

Chief Financial Officer

919-468-0399

cpete@charlesandcolvard.com

Investor Relations

Jenny Kobin

800-695-0650

Jenny.Kobin@IRAdvisory.com

-Financial Tables Follow-

Appendix A

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Net sales	$6,400,298	$6,641,792	$13,163,048	$12,287,174
Costs and expenses:
Cost of goods sold	4,182,738	3,840,086	8,298,286	7,060,701
Sales and marketing	1,990,856	1,776,853	3,856,796	3,692,188
General and administrative	1,247,144	1,420,711	2,601,554	2,474,882
Research and development	-	2,324	-	3,143
Total costs and expenses	7,420,738	7,039,974	14,756,636	13,230,914
Loss from operations	(1,020,440)	(398,182)	(1,593,588)	(943,740)
Other expenses:
Interest expense	(154)	(92)	(293)	(92)
Loss on foreign currency exchange	(5)	-	(5)	-
Total other expenses	(159)	(92)	(298)	(92)
Loss before income taxes	(1,020,599)	(398,274)	(1,593,886)	(943,832)
Income tax benefit (expense)	322,827	(4,507)	318,060	(18,595)
Net loss	$(697,772)	$(402,781)	$(1,275,826)	$(962,427)

Net loss per common share:
Basic	$(0.03)	$(0.02)	$(0.06)	$(0.05)
Diluted	$(0.03)	$(0.02)	$(0.06)	$(0.05)

Weighted average number of shares used in computing net loss per common share:
Basic	21,441,173	21,214,730	21,406,487	21,166,799
Diluted	21,441,173	21,214,730	21,406,487	21,166,799

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED BALANCE SHEETS

	June 30, 2018	December 31, 2017
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$3,393,186	$4,594,007
Accounts receivable, net	1,765,722	3,377,451
Inventory, net	10,979,891	11,208,658
Prepaid expenses and other assets	916,162	969,857
Total current assets	17,054,961	20,149,973
Long-term assets:
Inventory, net	20,848,647	19,764,959
Property and equipment, net	1,144,198	1,242,200
Intangible assets, net	34,833	8,597
Other assets	389,868	64,978
Total long-term assets	22,417,546	21,080,734
TOTAL ASSETS	$39,472,507	$41,230,707

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,170,952	$4,466,163
Accrued expenses and other liabilities	618,945	980,800
Total current liabilities	4,789,897	5,446,963
Long-term liabilities:
Deferred rent	393,051	463,526
Accrued income taxes	471,126	461,592
Total long-term liabilities	864,177	925,118
Total liabilities	5,654,074	6,372,081
Commitments and contingencies
Shareholders’ equity:
Common stock, no par value; 50,000,000 shares authorized; 21,705,173 and 21,580,102 shares issued and outstanding at June 30, 2018 and December 31, 2017, respectively	54,243,816	54,243,816
Additional paid-in capital	14,962,071	14,726,438
Accumulated deficit	(35,387,454)	(34,111,628)
Total shareholders’ equity	33,818,433	34,858,626
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$39,472,507	$41,230,707

CHARLES & COLVARD, LTD.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(unaudited)

	Six Months Ended June 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(1,275,826)	$(962,427)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	229,993	214,164
Stock-based compensation	235,633	206,086
(Recovery of) provision for uncollectible accounts	(4,511)	29,000
Provision for sales returns	110,390	55,000
Provision for inventory reserves	-	47,000
Provision for accounts receivable discounts	22,802	-
Changes in operating assets and liabilities:
Accounts receivable	1,483,048	718,192
Inventory	(854,921)	(1,149,660)
Prepaid expenses and other assets, net	(271,195)	42,044
Accounts payable	(295,211)	(112,171)
Deferred rent	(70,475)	(62,307)
Accrued income taxes	9,534	18,595
Accrued expenses and other liabilities	(361,855)	45,948
Net cash used in operating activities	(1,042,594)	(910,536)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(130,649)	(226,633)
Intangible assets	(27,578)	(993)
Net cash used in investing activities	(158,227)	(227,626)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,200,821)	(1,138,162)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	4,594,007	7,427,273
CASH AND CASH EQUIVALENTS, END OF PERIOD	$3,393,186	$6,289,111

Supplemental disclosure of cash flow information:
Cash paid during the period for interest	$293	$92

Appendix B

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The Company evaluates the financial performance of its segments based on net sales; product line gross profit, or the excess of product line net sales over product line cost of goods sold; and operating loss. Product line cost of goods sold is defined as product cost of goods sold, excluding non-capitalized expenses from the Company’s manufacturing and production control departments, comprising personnel costs, depreciation, rent, utilities, and corporate overhead allocations; freight out; inventory valuation allowance adjustments; and other inventory adjustments, comprising costs of quality issues, damaged goods, and inventory write-offs.

The Company allocates certain general and administrative expenses from its Traditional segment to its Online Channels segment primarily based on net sales and number of employees to arrive at segment operating loss. Unallocated expenses, which also include interest and taxes, remain in its Traditional segment.

Summary unaudited financial information by reportable segment for the three months ended June 30, 2018 is as follows:

	Three Months Ended June 30, 2018
	Traditional	Online Channels	Total
Net sales
Loose jewels	$2,468,703	$1,013,870	$3,482,573
Finished jewelry	584,243	2,333,482	2,917,725
Total	$3,052,946	$3,347,352	$6,400,298

Product line cost of goods sold
Loose jewels	$1,275,577	$476,754	$1,752,331
Finished jewelry	413,179	987,653	1,400,832
Total	$1,688,756	$1,464,407	$3,153,163

Product line gross profit
Loose jewels	$1,193,126	$537,116	$1,730,242
Finished jewelry	171,064	1,345,829	1,516,893
Total	$1,364,190	$1,882,945	$3,247,135

Operating loss	$(987,681)	$(32,759)	$(1,020,440)

Depreciation and amortization	$78,367	$28,504	$106,871

Capital expenditures	$34,539	$26,400	$60,939

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the six months ended June 30, 2018 is as follows:

	Six Months Ended June 30, 2018
	Traditional	Online Channels	Total
Net sales
Loose jewels	$5,121,660	$1,878,338	$6,999,998
Finished jewelry	1,672,066	4,490,984	6,163,050
Total	$6,793,726	$6,369,322	$13,163,048

Product line cost of goods sold
Loose jewels	$2,688,560	$951,664	$3,640,224
Finished jewelry	1,462,371	1,972,862	3,435,233
Total	$4,150,931	$2,924,526	$7,075,457

Product line gross profit
Loose jewels	$2,433,100	$926,674	$3,359,774
Finished jewelry	209,695	2,518,122	2,727,817
Total	$2,642,795	$3,444,796	$6,087,591

Operating loss	$(1,349,756)	$(243,832)	$(1,593,588)

Depreciation and amortization	$170,584	$59,409	$229,993

Capital expenditures	$100,960	$29,689	$130,649

Summary unaudited financial information by reportable segment for the three-months ended June 30, 2017 is as follows:

	Three Months Ended June 30, 2017
	Traditional	Online Channels	Total
Net sales
Loose jewels	$3,887,147	$855,496	$4,742,643
Finished jewelry	508,549	1,390,600	1,899,149
Total	$4,395,696	$2,246,096	$6,641,792

Product line cost of goods sold
Loose jewels	$1,995,745	$417,399	$2,413,144
Finished jewelry	265,249	537,306	802,555
Total	$2,260,994	$954,705	$3,215,699

Product line gross profit
Loose jewels	$1,891,402	$438,097	$2,329,499
Finished jewelry	243,300	853,294	1,096,594
Total	$2,134,702	$1,291,391	$3,426,093

Operating loss	$(136,840)	$(261,342)	$(398,182)

Depreciation and amortization	$75,551	$30,957	$106,508

Capital expenditures	$28,680	$-	$28,680

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

Summary unaudited financial information by reportable segment for the six months ended June 30, 2017 is as follows:

	Six Months Ended June 30, 2017
	Traditional	Online Channels	Total
Net sales
Loose jewels	$7,099,363	$1,573,000	$8,672,363
Finished jewelry	785,326	2,829,485	3,614,811
Total	$7,884,689	$4,402,485	$12,287,174

Product line cost of goods sold
Loose jewels	$3,669,406	$733,868	$4,403,274
Finished jewelry	514,801	1,101,966	1,616,767
Total	$4,184,207	$1,835,834	$6,020,041

Product line gross profit
Loose jewels	$3,429,957	$839,132	$4,269,089
Finished jewelry	270,525	1,727,519	1,998,044
Total	$3,700,482	$2,566,651	$6,267,133

Operating loss	$(585,838)	$(357,902)	$(943,740)

Depreciation and amortization	$151,625	$62,539	$214,164

Capital expenditures	$223,012	$3,621	$226,633

An unaudited reconciliation of the Company’s total product line cost of goods sold to its cost of goods sold as reported in the unaudited condensed consolidated financial statements for each applicable period presented herein is as follows:

	Three Months Ended June 30, 2018	Six Months Ended June 30, 2018
Product line cost of goods sold	$3,153,163	$7,075,457
Non-capitalized manufacturing and production control expenses	352,941	805,400
Freight out	143,604	272,790
Other inventory adjustments	533,030	144,639
Cost of goods sold	$4,182,738	$8,298,286

	Three Months Ended June 30, 2017	Six Months Ended June 30, 2017
Product line cost of goods sold	$3,215,699	$6,020,041
Non-capitalized manufacturing and production control expenses	355,069	722,818
Freight out	102,274	173,071
Inventory valuation allowances	313,000	47,000
Other inventory adjustments	(145,956)	97,771
Cost of goods sold	$3,840,086	$7,060,701

Appendix C

CHARLES & COLVARD, LTD.

SUMMARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(unaudited)

The following unaudited summary condensed consolidated statements of operations and summary financial information by reportable segment are based on a recasting of our historical consolidated statements of operations to give effect to the change in the Company’s fiscal year-end. The unaudited summary condensed consolidated statements of operations and summary financial information by reportable segment for the trailing 12 months ended June 30, 2018 and June 30, 2017 give effect to the recasted financial results of the Company as if the change to the fiscal year-end reporting cycle began on July 1, 2016. The statement of operations below excludes net loss from discontinued operations of $10,111 for the 12 months ended June 30, 2017.

	Twelve Months Ended June 30,
	2018	2017
Net sales	$27,908,838	$23,535,027
Costs and expenses:
Cost of goods sold	16,708,203	14,404,158
Sales and marketing	7,641,962	7,398,870
General and administrative	4,816,494	4,883,516
Research and development	571	3,143
Loss on disposal of fixed assets	-	2,382
Total costs and expenses	29,167,230	26,692,069
Loss from operations	(1,258,392)	(3,157,042)
Other income (expense):
Interest expense	(742)	(317)
Gain on insurance claim settlement	183,217	-
Loss on foreign currency exchange	(5)	-
Total other income (expense), net	182,470	(317)
Loss before income taxes from continuing operations	(1,075,922)	(3,157,359)
Income tax net benefit (expense) from continuing operations	309,046	(25,332)
Net loss from continuing operations	$(766,876)	$(3,182,691)

Net loss per common share from continuing operations:
Basic – continuing operations	$(0.04)	$(0.15)
Diluted – continuing operations	$(0.04)	$(0.15)

Weighted average number of shares used in computing net loss per common share from continuing operations:
Basic	21,406,487	21,166,799
Diluted	21,406,487	21,166,799

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

The summary unaudited financial information by reportable segment for the trailing 12 months ended June 30, 2018 is as follows:

	Twelve Months Ended June 30, 2018
	Traditional	Online Channels	Total
Net sales
Loose jewels	$11,451,586	$3,455,311	$14,906,897
Finished jewelry	3,403,670	9,598,271	13,001,941
Total	$14,855,256	$13,053,582	$27,908,838

Product line cost of goods sold
Loose jewels	$6,017,637	$1,744,155	$7,761,792
Finished jewelry	2,558,415	4,486,711	7,045,126
Total	$8,576,052	$6,230,866	$14,806,918

Product line gross profit
Loose jewels	$5,433,949	$1,711,156	$7,145,105
Finished jewelry	845,255	5,111,560	5,956,815
Total	$6,279,204	$6,822,716	$13,101,920

Operating (loss) profit	$(1,600,716)	$342,324	$(1,258,392)

Depreciation and amortization	$319,269	$118,580	$437,849

Capital expenditures	$144,170	$31,236	$175,406

The summary unaudited financial information by reportable segment for the trailing 12 months ended June 30, 2017 is as follows:

	Twelve Months Ended June 30, 2017
	Traditional	Online Channels	Total
Net sales
Loose jewels	$12,923,979	$2,601,888	$15,525,867
Finished jewelry	1,439,590	6,569,572	8,009,162
Total	$14,363,569	$9,171,460	$23,535,029

Product line cost of goods sold
Loose jewels	$6,986,800	$1,149,339	$8,136,139
Finished jewelry	1,017,054	2,787,721	3,804,775
Total	$8,003,854	$3,937,060	$11,940,914

Product line gross profit
Loose jewels	$5,937,179	$1,452,549	$7,389,728
Finished jewelry	422,536	3,781,851	4,204,387
Total	$6,359,715	$5,234,400	$11,594,115

Operating loss	$(2,176,820)	(979,749)	(3,156,569)

Depreciation and amortization	$334,421	$106,562	$440,983

Capital expenditures	$298,096	$236,797	$534,893

CHARLES & COLVARD, LTD.

SUMMARY FINANCIAL INFORMATION BY REPORTABLE SEGMENT

(unaudited)

An unaudited reconciliation of the Company’s total product line cost of goods sold by reportable segment to its cost of goods sold as reported in the summary condensed consolidated financial statements for each applicable period presented herein is as follows:

	Twelve Months Ended June 30, 2018	Twelve Months Ended June 30, 2017
Product line cost of goods sold by reportable segment	$14,806,918	$11,940,914
Non-capitalized manufacturing and production control expenses	1,434,893	1,408,443
Freight out	516,793	386,708
Inventory valuation allowances	551,000	192,000
Other inventory adjustments	(601,401)	476,093
Consolidated cost of goods sold	$16,708,203	$14,404,158